Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of September 26, 2024 by and between Alset International Limited, a Singapore corporation, having its registered office address at 9 Temasek Boulevard, #16-04, Suntec Tower Two, Singapore 038989 (the “Seller”) and Alset Inc., having its registered office address at 4800 Montgomery Lane, Suite 210, Bethesda, MD 20814 (the “Buyer”).

RECITALS

A. The Seller and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B. The Buyer wishes to purchase, and the Seller wishes to sell, upon the terms and conditions stated in this Agreement, Six Million and Five Hundred Thousand (6,500,000) shares of common stock (the “Shares”) in HWH International, Inc., a Delaware corporation (the “Company”) for US$4,095,000, which will be paid through the issuance of a promissory note in the original principal amount of US$4,095,000, in the form attached hereto as Exhibit A (the “Note”).

C. The Note shall be secured by the assets in the Buyer’s brokerage account pursuant to a security agreement, in the form attached hereto as Exhibit B (the “Security Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Buyer hereby agree as follows:

1.	PURCHASE AND SALE OF THE SHARES.

(a) Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Clauses 6 and 7 below, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller on the Closing Date (as defined below), the Shares.

(b) Closing. The closing (the “Closing”) of the purchase of the Shares by the Buyer shall occur at the Seller’s registered office address at 9 Temasek Boulevard, #16-04, Suntec Tower Two, Singapore 038989. The Closing (the “Closing Date”) shall be twenty-one (21) calendar days from the date when the conditions to the Closing set forth in Clauses 6 and 7 below are satisfied or waived (or such later date as is mutually agreed to by the Seller and the Buyer). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the United States are authorized or required by law to remain closed.

(c) Purchase Price. The purchase price for the Shares to be purchased by the Buyer (the “Purchase Price”) shall be US$4,095,000.

(d) Payment of Purchase Price; Delivery of Shares. On the Closing Date, the Buyer shall pay the Purchase Price to the Seller for the Shares by delivery of the executed Note.

2.	THE BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Seller that:

(a) Authority. The Buyer has the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

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(b) No Public Sale or Distribution. The Buyer is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(c) Regulation D Representations. The Buyer hereby acknowledges and agrees that:

(i)	No Reliance. The Buyer has not relied on and is not relying on any representations, warranties or other assurances regarding HWH other than the representations and warranties expressly set forth in this Agreement.

(ii)	Accredited Investor. The Buyer is an accredited investor, within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investing in the Company, and all information that the Buyer has provided concerning the Buyer, the Buyer’s financial position and knowledge of financial and business matters is true, correct and complete. The Buyer acknowledges and understands that the Company will rely on the information provided by the Buyer in this Agreement and in the Investor Questionnaire for purposes of complying with federal and applicable state securities laws. The Buyer hereby represents that neither the Buyer nor any of its Rule 506(d) Related Parties is a “bad actor” within the meaning of Rule 506(d) promulgated under the Securities Act. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d) of the Securities Act.

(iii)	Risk Factors. The Buyer understands the various risks of an investment in HWH, and has carefully reviewed the various risk factors described in HWH’s filings with the SEC.

(iv)	Transfer or Resale. The Buyer understands that: (i) the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned, transferred, conveyed or pledged, unless (A) subsequently registered under the 1933 Act and applicable states securities laws, (B) the sale, assignment or transfer is made outside the United States to a non-U.S. Person in accordance with the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations, (C) the sale, assignment or transfer is made in the United States or to a U.S. Person and the applicable one year distribution compliance period under Rule 903 of Regulation S has been satisfied, (D) such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to any other exemption from registration under the 1933 Act and applicable state securities laws, or (E) the Buyer provides the Seller with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144A”); (ii) any sale of the Shares made in reliance on Rule 144A may be made only in accordance with the terms of Rule 144A, and further, if Rule 144A is not applicable, any resale of the Shares under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Seller nor any other Person is under any obligation to register the Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

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(d) Reliance on Exemptions. The Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, that the offer and sale of the Shares are intended to be exempt from the registration requirements of the 1933 Act pursuant to Rule 506(b) of Regulation D under the 1933 Act, and that the Seller is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares.

(e) Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Seller and materials relating to the offer and sale of the Shares which have been requested by the Buyer. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Seller. The Buyer understands that its investment in the Shares involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(f) No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(g) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and constitutes the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(h) No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the consummation by the Buyer of the transactions contemplated hereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

(i) Experience of the Buyer. The Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER.

The Seller represents and warrants to the Buyer that:

(a) Organization and Qualification. The Seller is any entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it is formed, and have the requisite power and authorization to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Seller is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Seller taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or (iii) the authority or ability of the Seller to timely perform any of its obligations under any of the Transaction Documents (as defined below).

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(b) Authorization; Enforcement; Validity. The Seller has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to sell the Shares in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Seller, and the consummation by the Seller of the transactions contemplated hereby and thereby (including, without limitation, the sale of the Shares) have been duly authorized by the Seller’s board of directors (the “Signing Resolutions”), and, no further filing, consent or authorization is required by the Seller, its board of directors or its shareholders. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect.

(c) This Agreement has been, and the other Transaction Documents will be prior to the Closing, duly executed and delivered by the Seller, and each constitutes the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law and public policy, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. “Transaction Documents” means, collectively, this Agreement, the Note and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(d) Sale of the Shares. The sale of the Shares is duly authorized and, upon sale in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyer in this Agreement, the offer and sale of the Shares are exempt from registration under the 1933 Act. “Common Stock” means (i) the shares of common stock in HWH International, Inc., and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Seller and the consummation by the Seller of the transactions contemplated hereby and thereby (including, without limitation, the sale of the Shares) will not (i) result in a violation of the Seller’s articles of incorporation, as amended and as in effect on the date hereof (the “Charter”) (including, without limitation, any certificate of designation contained therein) or other organizational documents of the Seller, any capital stock of the Seller or the Seller’s constitution, as amended and as in effect on the date hereof (the “Bylaws”), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Seller is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws) applicable to the Seller or by which any property or asset of the Seller is bound or affected other than, in the case of clause (ii) above, such conflicts, defaults or rights that could not reasonably be expected to have a Material Adverse Effect.

(f) Consents. The Seller is not required to obtain any consent from, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under, or contemplated by, the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Seller is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and the Seller is not aware of any facts or circumstances which might prevent the Seller from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(g) No General Solicitation; Placement Agent’s Fees. Neither the Seller, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. The Seller shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for Persons engaged by the Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby. The Seller has not engaged any placement agent or other agent in connection with the offer or sale of the Shares.

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(h) No Integrated Offering. None of the Seller or any of its affiliates, nor, to the knowledge of the Seller, any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the sale of any of the Shares under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Shares to require approval of stockholders of the Seller under any applicable stockholder approval provisions. None of the Seller, its affiliates nor, to the knowledge of the Seller, any Person acting on their behalf will take any action or steps that would require registration of the sale of any of the Shares under the 1933 Act or cause the offering of any of the Shares to be integrated with other offerings of securities of the Seller.

(i) Conduct of Business; Regulatory Permits. The Seller is not in violation of any term of or in default under its Charter, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Seller or Bylaws. The Seller is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Seller and the Seller will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. The Seller possesses all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct it business, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and the Seller has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(j) 1933 Act Exemption. The offer and sale of the Shares in accordance with the Transaction Documents are exempt from the registration requirements of the 1933 Act pursuant to Regulation D promulgated under the 1933 Act. The Seller has implemented all necessary offering restrictions applicable to the transactions contemplated by this Agreement under Regulation D promulgated under the 1933 Act.

4.	COVENANTS.

(a) Covenants. The Buyer shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Clause 6 of this Agreement. The Seller shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Clause 7 of this Agreement.

5.	LEGEND.

(a) Legends. The Buyer understands that the Shares will be issued pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth in Clause 5(b) below, the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates and the Seller shall be required to refuse to register any transfer of the Shares not made in accordance with applicable U.S. securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.”

(b) Removal of Legends. The legend set forth above shall be removed, and the Seller shall issue a certificate without such legend to the transferee of the Shares represented thereby, if, unless otherwise required by state securities laws, (i) such Shares have been sold under an effective registration statement under the 1933 Act, (ii) the Seller (or applicable, the Seller’s transfer agent) shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

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6.	CONDITIONS TO THE SELLER’S OBLIGATION TO SELL.

(a) The obligation of the Seller hereunder to issue and sell the Shares to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Seller’s sole benefit and may be waived by the Seller at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(i) The Buyer shall have executed this Agreement and each of the other Transaction Documents to which it is a party and delivered the same to the Seller.

(ii) The Buyer shall have delivered to the Seller the Purchase Price in the form of the Promissory Note for the Shares being purchased by the Buyer at the Closing.

(iii) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(v) The Buyer shall have delivered to the Seller such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Seller or its counsel may reasonably request.

(vi) The Seller shall have obtained approval of the transactions contemplated by this Agreement by its shareholders in accordance with the Singapore’s listing rules prior to the Closing.

7.	CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of the Buyer hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Seller with prior written notice thereof:

(i) The Seller shall have duly executed and delivered to the Buyer this Agreement and each of the other Transaction Documents to which it is a party and the Seller shall have duly issued and delivered the Shares being purchased by the Buyer at the Closing pursuant to this Agreement.

(ii) Each and every representation and warranty of the Seller shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Seller shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Seller at or prior to the Closing Date.

(iii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

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(iv) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

(v) The Seller shall have delivered to the Buyer such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Buyer or its counsel may reasonably request.

8.	TERMINATION.

The Seller shall have the right to terminate its obligations under this Agreement at any time without liability of the Seller to any other party. Nothing contained in this Clause 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	INDEMNITY

(a) In addition and without prejudice to any other rights and remedies available to the Buyer, the Buyer irrevocably undertakes to fully indemnify the Seller on demand against any and all any loss or damages, losses, liabilities, costs and expenses whatsoever (including but not limited to all expenses of investigation and enforcement of these indemnities), which the Buyer may incur, suffer or be liable for, arising out of or connected to or contributed to by any breach of the terms and conditions set forth herein or non-performance of this Agreement by the Buyer.

(b) All sums payable by the Buyer under this Agreement will be paid free of all deductions or withholdings unless the deduction or withholding is required by law, in which event the Buyer will pay such additional amount as will be required to ensure that the net amount received by the Seller will equal the full amount which would have been received by the Seller had no such deduction or withholding been required to be made.

10.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the State of Maryland, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than Maryland. Each party hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in Maryland for the adjudication of any dispute hereunder or under any of the other Transaction Documents or in connection herewith or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall limit, or be deemed to limit, in any way any right to serve process in any manner permitted by law.

(b) Dispute Resolution. Any dispute arising out of, or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered in accordance with the arbitration law of the State of Maryland.

(c) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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(d) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(e) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Seller, or payable to or received by the Buyer, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to the Seller, or collection by the Seller pursuant the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Seller and the Buyer and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Seller, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Seller under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Seller under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be in violation of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(f) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyer, the Seller, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Seller and the Buyer, and any amendment to any provision of this Agreement made in conformity with the provisions of this Clause 10(f) shall be binding on the Buyer. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party, provided that the Buyer may waive any provision of this Agreement, and any waiver of any provision of this Agreement made in conformity with the provisions of this Clause 10(f) shall be binding on the Buyer. The Seller has not, directly or indirectly, made any agreements with the Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Seller confirms that, except as set forth in this Agreement, the Buyer has not made any commitment or promise or has any other obligation to provide any financing to the Seller.

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(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and/or e-mail addresses for such communications are as follows:

If to the Seller:

Alset International Limited
Address:	9 Temasek Boulevard
#16-04, Suntec Tower Two
Singapore 038989
Attention:	Mr. Alan Lui
Email:

If to the Buyer:

Alset Inc.
Address:	4800 Montgomery Lane, Suite 210, Bethesda, MD 20814
Attention:	Mr. Rongguo Wei
Email:

or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Seller nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party (which may be granted or withheld in the sole discretion of such party). Any such purported assignment shall be deemed void ab initio.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j) Survival. The representations, warranties, agreements and covenants shall survive the Closing.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock splits, stock dividends, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

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(m) Payment Set Aside; Currency. To the extent that the Buyer makes a payment or payments to the Seller hereunder or pursuant to any of the other Transaction Documents or the Seller enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Buyer, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

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IN WITNESS WHEREOF, the Buyer and the Seller have caused this Agreement to be duly executed by their respective representatives hereunto authorized as of the day and year first above written.

By the Seller:

alset INTERNATIONAL limited

By:	/s/ Alan Lui
Name:	Alan Lui
Title:	Chief Financial Officer

By the Buyer:

ALSET INC.

By:	/s/ Rongguo Wei
Name:	Rongguo Wei
Title:	Co-Chief Financial Officer

EXHIBIT A

NOTE

EXHIBIT B

SECURITY AGREEMENT